Exhibit 99.1

FTAC EMERALD ACQUISITION CORP.

BALANCE SHEET

	December 20, 2021	Pro Forma Adjustments		As Adjusted
		Unaudited		Unaudited
Assets:
Current assets:
Cash	$1,361,721	7	(c)	1,361,728
Prepaid expenses	356,871			356,871
Total current assets	1,718,592	7		1,718,599
Prepaid expenses – non-current portion	243,258			243,258
Reimbursement receivable	1,155,000			1,155,000
Cash held in Trust Account	222,200,000	28,693,420	(a)	251,180,355
		(573,868	)(b)
		860,803	(c)
Total assets	$225,316,850	28,980,362		254,297,212

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accrued expenses	$39,750			39,750
Due to related party	5,806			5,806
Promissory note – related party	105,260			105,260
Total current liabilities	150,816			150,816
Deferred underwriter fee payable	7,700,000	1,004,270	(b)	8,704,270
Deferred advisory fee	1,155,000			1,155,000
Total liabilities	9,005,816	1,004,270		10,010,086

Commitments and Contingencies

Class A common stock subject to possible redemption, $0.0001 par value, 24,869,342 shares at a redemption value of $10.10 per share	222,200,000	27,832,617	(a)	251,180,355
		(1,530,794	)(d)
		2,678,531	(e)

Stockholders’ Deficit:

Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-			-
Class A common stock, $0.0001 par value; 42,000,000 shares authorized; 976,081 non-redeemable issued and outstanding	89	9	(c)	98
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,615,141 shares issued and outstanding (1)	876	(15	)(f)	861
Additional paid-in capital	-			-
Accumulated deficit	(5,889,931)	860,803	(a)	(5,889,931)
		860,801	(c)
		(47,344	)(d)
		(2,678,531	)(e)
		15	(f)
		1,004,256	(g)
Total stockholders’ deficit	(5,888,966)	(1,004,256	)(g)	(6,893,228)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$225,316,850	28,980,362		254,297,212

(1) Amount reflects 148,192 shares of Class B common stock that were forfeited in connection with the partial exercise of the underwriter’s over-allotment option.

The accompanying note is an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited pro forma balance sheet presents the balance sheet of FTAC Emerald Acquisition Corp., (the “Company”) as of December 20, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on January 14, 2022, as described below.

On December 20, 2021, the Company consummated its initial public offering (the “IPO”) of 22,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $220,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,300,000 additional Units (the “Over-Allotment Units”) to cover over-allotments, if any. The Underwriters for the IPO partially exercised their over-allotment option and purchased an additional 2,869,342 Over-Allotment Units, which purchase closed on January 14, 2022, generating an aggregate of gross proceeds of $28,693,420 and incurring $573,868 in cash underwriting fees.

Concurrently with the exercise of the over-allotment option by the Underwriters, the Company issued 86,081 private placement units at a price of $10.00 per private placement unit for total proceeds of $860,810. Each private placement unit consists of one share of Class A Common Stock and one-half of one Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share.

Upon closing of the IPO and the issuance and sale of the Over-Allotment Units, a total of $251,180,354 ($10.10 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee. In connection with the partial exercise of the underwriter's over-allotment option, 148,192 shares of Class B common stock were forfeited.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

		Debit	Credit
(a)	Cash held in trust account	$28,693,420
	Class A common stock subject to possible redemption		$27,832,617
	Additional paid-in capital		$860,803
	To record sale of 2,869,342 Overallotment Units at $10.00 per Unit

(b)	Deferred Offering Costs	$1,578,138
	Cash held in trust account		$573,868
	Deferred underwriter fee payable		1,004,270
	To record costs related to offering of over-allotment shares

(c)	Cash	$7
	Cash held in trust account	$860,803
	Class A common stock		$9
	Additional paid-in capital		$860,801
	To record rivate placement of 86,081 of Class A non-redeemable shares at $10.00 per share

(d)	Class A common stock subject to possible redemption	$1,530,794
	Additional paid-in capital	47,344
	Deferred Offering Costs		$1,578,138
	To record allocation of offering cost to components of equity

(e)	Additional paid-in capital	$2,678,531
	Class A common stock subject to possible redemption		$2,678,531
	To record acccretion of Class A subject to redemption

(b)	Deferred Offering Costs	$15
	Cash held in trust account		$15
	To record forfeiture of Class B common stock in connection with the partial exercise of the underwriter’s over-allotment option.

(f)	Retained Earnings	$1,004,256
	Additional paid-in capital		$1,004,256
	To reclassify negative additional paid in capital to retained earnings